UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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SCHEDULE 14A INFORMATION

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MFS GOVERNMENT MARKETS INCOME TRUST
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MFS Government Markets
Income Trust

Presentation to Institutional
Shareholder Services

October 2, 2007

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

Contents

1.

Overview

2.

MFS Government Markets Income Trust

3.

Superior Slate of Trustees

4.

Proposal to Amend Fundamental Policy Concerning Borrowing

5.

Shareholder Proposal to Open-End

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

1.

Overview – Directors with Better Qualifications
(Proposal 1)

To elect four Trustees, each to serve for a term of three years and until their successors are elected and qualify

Electing lesser-qualified trustees is not in the best interests of all shareholders

Management’s nominees are better qualified

The Dissident’s nominees are singularly focused on a one-time gain

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© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

Passage of this proposal will allow the Fund to use leverage

The Trustees believe that the tactical use of leverage will enable the
Fund to realize an increased investment return

1.

Overview – Amendment to Approve Borrowing
(Proposal 2)

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

Proposal requests that the Trustees “promptly take the steps necessary to open end the Trust or otherwise enable shareholders to realize net asset value (‘NAV’) for their shares”

If the fund were to be converted to an open-end structure, the Trustees believe:

Expenses for long-term shareholders would likely increase

Returns could be negatively impacted by inflows and outflows

The portfolio would not be able to remain fully invested

Open-end funds cannot use leverage

1.

Overview – Short-term vs. Long-term Interests
(Proposal 3)

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

2. MFS Government Markets Income Trust - Highlights

NYSE traded: MGF – Market Cap: approx. $353 million (as of
September 25, 2007)

Fund invests primarily in Mortgage-Backed Securities, US
Government Agency Bonds and US Treasury Securities

91.48% is rated AAA; the average duration is 4.52 years (as of
September 25, 2007)

MFS has managed the Fund since its inception

The portfolio manager, Geoffrey Schechter, has been with MFS since 1993

The Fund has ranked in the top half of its Lipper peer group over the one- and three-year time periods

INVESTMENT MANAGEMENT®
© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

MFS is a global asset management firm that serves investors around the world.

15 offices around globe

MFS’ global research team covers the world through their offices in five international cities – Boston, London, Mexico City, Singapore, and Tokyo.

MFS invests in securities in more than 60 countries

MFS’ parent company, Sun Life Financial, is a worldwide financial services organization headquartered in Toronto. Sun Life has more than
16,000 employees and offers individuals and corporate clients around the globe a diverse range of financial products and services.

2. MFS Government Markets Income Trust – About MFS

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

2. MFS Government Markets Income Trust – About MFS

MFS has followed a disciplined, bottom-up security-selection process, known as MFS Original
Research® since 1932, when we established one of the first in-house research groups in the industry.
We believe this fundamental bottom-up Original Research is the most effective process to take advantage of investment opportunities in capital markets across all asset classes around the world.

Here’s how our global research team of 160 investment management professionals works to deliver consistent returns.

Our research analysts develop in-depth, firsthand knowledge of companies and make assessments of each company’s long-term prospects.

Constant communication enables our analysts and portfolio managers to exchange opinions and challenge ideas in a spirit of collaboration.

Our portfolio managers construct diversified portfolios by taking the analysts’ recommendations, drawing on their own experience, and using that combined knowledge to select securities that match their portfolio’s investment discipline.

MFS’ quantitative teams help the managers ensure that the risk levels they assume are appropriate for their portfolios’ objectives.

MFS INVESTMENT MANAGEMENT

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

3. MGF Proposes Superior Slate: Current Director Candidates

The four management nominees are better qualified than the dissident nominees

Robert J. Manning – CEO, President, and CIO of Massachusetts Financial
Services Company since 2004; led MFS’ fixed income division from 2001 to 2004;
held several senior fixed income positions from 1992 to 2001; joined MFS in 1984.

Lawrence H. Cohn, M.D. – Chief of Cardiac Surgery at Brigham and Women’s
Hospital (until 2005); Professor of Cardiac Surgery at Harvard Medical School;
Brigham and Women’s Hospital Physician’s Organization Chair (2000 to 2004)

Lawrence T. Perera – Partner of Hemenway & Barnes; former independent director of the Scudder, Stevens and Clark Common Stock and Balanced Funds;
former judge of the Middlesex County Probate Court

Laurie J. Thomsen – Co-founder and General Partner (until 2004) of Prism
Venture Partners (venture capital); Director of St. Paul Travelers Companies

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INVESTMENT MANAGEMENT®

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

            The slate of directors proposed by Bulldog is beholden to Mr. Goldstein.
They have in common their having been repeatedly nominated by Mr.
Goldstein in closed-end fund proxy contests

Gerald Hellerman – Has served as a Goldstein-sponsored nominee in a number of
CEF contests.  Also serves on Board of The Mexico Equity and Income Fund, Inc.
with other three Bulldog nominees.

Phillip Goldstein – Principal of Bulldog Investors.  Likely pursuing this proxy contest for his own economic self-interest, and cannot be expected to consider the interests of all stockholders.  Long history of attacking closed-end funds.

Rajeev Das – Employed by Mr. Goldstein. Serves on Board of The Mexico Equity
and Income Fund, Inc. with other three Bulldog nominees.  Also served on Board of Brantley Capital with Mr. Goldstein.

Andrew Dakos – Employed by Mr. Goldstein. Serves on Board of The Mexico
Equity and Income Fund, Inc. with other three Bulldog nominees.  Also serves on
Board of Brantley Capital with Mr. Goldstein.

3. MGF Proposes Superior Slate:
Dissident Director Candidates Less Qualified

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© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

Bulldog is a private investment partnership controlled by Phillip Goldstein

Mr. Goldstein, his affiliates and nominees have a history of engaging in proxy contests with closed-end funds

3. MGF Proposes Superior Slate:
Bulldog Investors’ Self-Serving Interests

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

4. Proposal to Amend Fundamental Policy
Concerning Borrowing

Passage of this proposal will allow the Fund to use leverage

The Trustees believe that the tactical use of leverage will enable the
Fund to realize an increased investment return

The Fund would incur indebtedness of up to 33.3% of its assets (based on the gross amount including leverage) at short-term rates and invest the proceeds in longer-term obligations.  Given that short-term rates are generally lower than long-term rates over time, it is expected that over the life of an interest rate cycle, the Fund’s yield will increase as a result of the use of leverage.  During the years of the cycle where there is the greatest difference between short- and long-term rates, the yield would be expected to increase more.  Adding leverage could increase the volatility of the Fund’s return and affect net asset value, but, on balance, the Trustees believe the enhanced yield outweighs these risks.

5. Shareholder Proposal to Open-End

The dissidents are requesting that shareholders vote for an open-ending of the Fund as a means to narrow the Fund’s discount.

However, the Board has recently taken actions responsive to those shareholders’ concerns:

1.

In April 2007, the Board approved a change in the Fund’s investment strategy as a means to potentially increase yield.

2.

In April 2007, the Board recommended shareholder approval of a proposal to allow the use of leverage in the management of Fund assets to potentially increase yield.

3.

In July 2007, the Board authorized the adoption of a level-distribution plan pursuant to which the Trust will make monthly distributions at a minimum annual rate of 7.25%. The plan took effect in September 2007.

In addition, the Board reviews, and will continue to review, the Fund’s discount at quarterly meetings and has an open-market repurchase plan in effect

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

5. Shareholder Proposal to Open-End

The Board believes that these actions are meaningful and responsive to the dissidents’ expressed concern about the Fund’s discount.

The Board believes these actions should be afforded an opportunity to serve their intended purpose prior to taking any further actions to address the Fund’s discount.

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

5. Shareholder Proposal to Open-End

Open-ending the Fund represents a change to a core characteristic of the Fund as in investment.

Open-end funds must grapple with the constant inflow and outflow of funds, requiring that a certain portion of the Fund’s assets not be invested.  As a closed-end fund, however, the Fund may remain fully invested and therefore realize higher returns.

Open-end funds cannot use leverage, and are encumbered by SEC rules that limits the ability to invest in potentially attractive illiquid securities.

Open-ending the Fund would effectively increase Fund expenses.

Open-ending the Fund could negatively impact returns and portfolio management.

•

MFS INVESTMENT MANAGEMENT®

© 2007 MFS Investment Management® 500 Boylston Street, Boston, MA 02116.

Forward-Looking Statements

Statements made in this presentation that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such
risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Fund’s performance, a general downturn in the economy, competition from other closed-end investment companies, changes in government policy or regulation, inability of the Fund's investment adviser to attract or retain key employees, inability of the Fund to implement its investment strategy, inability of the Fund to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.